Medley Capital Corporation Declares $0.21 Per Share Dividend; Closes $125 Million Senior Secured Revolving Credit Facility; Announces June 30, 2011 Financial Results.

New York, NY - August 4, 2011

Third Quarter 2011 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that on August 4, 2011 its Board of Directors declared a dividend for the quarter ended June 30, 2011 of $0.21 per share, payable on September 15, 2011 to stockholders of record as of September 1, 2011. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Closed New $125 Million Senior Secured Revolving Credit Facility with ING

Today the Company closed a senior secured revolving credit facility led by ING Capital LLC with initial commitments of $60 million and an accordion feature that provides for expansion of the facility up to $125 million, subject to customary conditions. The facility will bear interest at a rate of LIBOR plus 3.75% per annum, with a 1% LIBOR floor.

Third Quarter Fiscal 2011 Financial Results

Highlights

•	Declared a dividend of $0.21 per share
•	Net investment income of $0.21 per share for the quarter ended June 30, 2011
•	Net income of $0.23 per share for the quarter ended June 30, 2011
•	NAV of $12.55 per share as of June 30, 2011
•	Net investment originations of $38.4 million for the quarter ended June 30, 2011; additional $34.5 million of investment originations since the quarter end

“We are pleased to announce the dividend of $0.21 per share for the quarter end June 30th” said Mr. Brook Taube, CEO. “The dividend is equal to our net investment income for the quarter and our goal is to increase net investment income as well as future dividends as we continue to invest the balance of our IPO proceeds” continued Mr. Taube.

Portfolio Investments

The total value of our investments, including cash and cash equivalents, net of unsettled trades, was $217.3 million at June 30, 2011. During the quarter ended June 30, 2011, the Company originated $38.4 million of net investments and ended the quarter with investments in securities of eleven portfolio companies with approximately 48.1% consisting of senior secured first lien investments, 18.5% consisting of senior secured second lien investments and 33.4% consisting of cash and cash equivalents. As of June 30, 2011, there were no non-accrual assets.

As of June 30, 2011, the weighted average yield based upon the original cost basis of our portfolio investments, excluding cash and cash equivalents, was 14.0%.

“We are very pleased with our origination volume and believe that we are on plan to invest the remaining IPO proceeds and begin drawing down on our new credit facility as early as the end of the third quarter or early in the fourth quarter of 2011. During the quarter we originated $38.4 million of net investments and an additional $34.5 million since the quarter end. We have an active backlog of investments and believe that the broader economic environment continues to provide our direct origination strategy with attractive investment opportunities” commented Mr. Taube.

Results of Operations

The Company reported earnings of $0.23 per share for the three months ended June 30, 2011, with a net asset value (NAV) of $12.55 per share and net investment income of $0.21 per share.

Investment Income

For the three months ended June 30, 2011, gross investment income was $4.9 million and consisted of $4.2 million of portfolio interest income, $0.6 million of other fee income and $0.1 million of interest on cash and cash equivalents.

Expenses

For the three months ended June 30, 2011, total expenses net of management fee waiver were $1.3 million and consisted of the following: base management fees, net of management fee waiver of $0.6 million, professional fees of $0.1 million, administrator expenses of $0.3 million, directors fees of $0.1 million, incentive management fees of $0.1 million and other general and administrative related expenses of $0.1 million.

Net Investment Income

The Company reported net investment income of $3.6 million, or $0.21 on a weighted average per share basis, for the quarter ended June 30, 2011.

Net Realized and Unrealized Gains/Losses

For the three months ended June 30, 2011, the Company reported net realized gains of $0.1 million and net unrealized appreciation of $0.3 million.

Liquidity and Capital Resources

As of June 30, 2011, the Company had cash and cash equivalents, net of unsettled trades, of $72.6 million and did not have any debt outstanding.

On August 4, 2011, the Company’s board of directors declared a quarterly dividend of $0.21 per share payable on September 15, 2011 to holders of record as of September 1, 2011.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, August 5, 2011.

All interested parties may participate in the conference call by dialing (866) 770-7120 approximately 5-10 minutes prior to the call: international callers should dial (617) 213-8065. Participants should reference Medley Capital Corporation and the participant passcode of 65635980 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

	June 30, 2011	September 30, 2010
	(unaudited)	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments
(amortized cost of $98,197,209 and $0, respectively)	$98,541,136	$-
Affiliated investments (amortized cost of $46,122,995
and $0, respectively)	46,122,995	-
Total investments at fair value	144,664,131	-
Cash and cash equivalents	82,445,680	15,190.00
Interest receivable	1,296,430	-
Other assets	244,795	-
Deferred offering costs	-	49,760.00

Total assets	$228,651,036	$64,950.00

LIABILITIES
Payable for unsettled trades	$9,849,932	$-
Accounts payable and accrued expenses	460,613	-
Management and incentive fees payable, net	630,403	-
Administrator expenses payable	329,516	-
Due to affiliate	6,689	-
Accrued organizational costs	-	92,000.00
Contributed loan	-	50,000.00
Deferred offering costs payable	7,786	15,000.00

Total liabilities	$11,284,939	$157,000.00

NET ASSETS
Common stock, par value $.001 per share, 100,000,000
common shares authorized, 17,320,468 and 0 common
shares issued and outstanding, respectively	$17,320	$-
Capital in excess of par value	214,611,621	-
Accumulated undistributed net investment income (loss)	2,338,229	(92,050.00)
Accumulated net realized gain from investments	55,000	-
Net unrealized appreciation on investments	343,927	-
Total net assets	217,366,097	(92,050.00)

Total liabilities and net assets	$228,651,036	$64,950.00

NET ASSET VALUE PER SHARE	$12.55	n/a

Medley Capital Corporation

Consolidated Statements of Operations

	Three months ended June 30, 2011	Nine months ended June 30, 2011
	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$2,704,988	$4,116,146
Affiliated investments	1,538,533	2,664,963
Total interest income	4,243,521	6,781,109
Interest from cash and cash equivalents	22,187	63,730
Other fee income	633,454	833,454
Total investment income	4,899,162	7,678,293

EXPENSES
Base management fees	974,844	1,689,030
Professional fees	131,881	366,069
Administrator expenses	329,516	519,762
Directors fees	124,875	322,058
Insurance	103,467	182,912
General and administrative	23,741	73,814
Incentive management fees	79,785	79,785
Organizational expense	-	92,226
Expenses before management fee waiver	1,768,109	3,325,656
Management fee waiver	(424,226)	(848,918)
Total expenses net of management fee waiver	1,343,883	2,476,738

NET INVESTMENT INCOME	3,555,279	5,201,555

UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain from investments	55,000	55,000
Net unrealized appreciation on investments	343,927	343,927
Net gain on investments	398,927	398,927

NET INCREASE IN NET ASSETS RESULTING
FROM OPERATIONS	$3,954,206	$5,600,482

WEIGHTED AVERAGE - BASIC AND DILUTED
EARNINGS PER COMMON SHARE	$0.23	$0.33

WEIGHTED AVERAGE COMMON STOCK
OUTSTANDING - BASIC AND DILUTED	17,320,468	17,222,642

ABOUT MEDLEY CAPITAL CORPORATION

The Company is a newly-organized, externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain "forward-looking statements". Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:
Richard T. Allorto
212.759.0777